RELIANCE TRUST COMPANY

RABBI TRUST AGREEMENT

THIS RABBI TRUST AGREEMENT (this "**Agreement**") is entered into effective on this 1st day of September, 2022, by and between Peoples Bancorp Inc., a corporation organized and existing under the laws of Ohio (the "**Employer**") and **RELIANCE TRUST COMPANY,**
a state chartered trust company (the "**Trustee**"), with reference to the following:

A. The Employer sponsors the Peoples Bancorp Inc. Nonqualified Deferred Compensation Plan (the "**Plan**"), which is an unfunded deferred compensation plan for the benefit of a select group of management or highly compensated employees (the "**Participants**") of the Employer and/or its affiliates.

B. The Employer and/or its affiliates have incurred or expect to incur liability under the terms of the Plan with respect to the individuals participating in such Plan based on services provided to the Employer or to an affiliate of the Employer (hereinafter, the entity for which a Plan participant provides services, including the Employer, shall be referred to as the "Company").

C. The Employer wishes to establish a trust (the "**Trust**"), and to contribute assets that shall be held therein ("**Trust Assets**"), to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan, subject to the claims of a Company's creditors in the event of a Company's Insolvency, as defined in Section 3.1, until paid to Plan Participants and their beneficiaries in such a manner and at such times as specified in the Plan.

D. It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

E. The Employer desires to appoint the Trustee as a directed Trustee to hold and maintain the Trust Assets on the terms and conditions of this Agreement.

F. The Trustee hereby agrees to serve as directed trustee of the Trust under this Agreement.

NOW THEREFORE, the Employer and the Trustee hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

ARTICLE 1
ESTABLISHMENT OF THE TRUST

1.1 Trust Established. Employer shall deposit assets with Trustee which shall become the principal of the Trust to be held, maintained, and disposed of by Trustee as provided in this Trust Agreement. The Trustee shall hold and maintain any additional deposits, together with all investments made and all earnings and accumulations thereon, in trust hereunder.

1.2 Grantor Trust. The Trust is intended to be a grantor trust, of which Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

1.3 Irrevocable Trust. The trust hereby established shall be irrevocable.

1.4 No Right of Reversion. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Employer and shall be used exclusively for the uses and purposes of Participants and their beneficiaries and general creditors of Employer as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any Trust Assets. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company employing such Participant. Any Trust Assets shall be subject to the claims of such Company's general creditors under Federal and state law in the event of each Company's "**Insolvency**", as defined in Section 3.1.

1.5 Additional Deposits. Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, maintained, and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits. The Trustee shall have no responsibility for collecting and monitoring additional deposits or determining whether the deposits comply with the provisions of the Plan. The responsibilities of the Trustee shall be limited solely to the property actually received by it.

1.6 Authorized Party. The Employer hereby designates NFP Executive Benefits, LLC, as "**Authorized Party,**" to take such actions on its behalf, as specified herein.

(a) Employer has or will enter into an agreement with the Authorized Party under the terms of which Employer has granted or will grant the Authorized Party the authority to transmit Employer's instructions in a nondiscretionary, agency capacity to direct the purchase and sale of Trust Assets, disbursements to pay benefits due under the Plan and other transactions with respect to the Trust Assets. Instructions and directions received from an agent of the Authorized Party will have the same force and effect as if received from Employer. The Trustee shall be entitled to rely on and shall be fully protected in acting upon

direction from an Authorized Party until notified in writing by the Employer, as appropriate, of a change of the identity of an Authorized Party or until notified by an Authorized Party of a change of the identify of an agent of the Authorized Party from which instructions may be accepted.

(b) Employer and the Authorized Party shall each furnish the Trustee with a written list of the names, signatures and extent of authority of all persons within the Employer

or the Authorized Party, as the case may be, who are authorized to provide instructions to the Trustee.

(c) In accordance with the procedures mutually acceptable to the Employer, Authorized Party and Trustee, all directions and instructions to the Trustee from an Authorized Party, including but not limited to the Payment Schedule (as defined below), shall be in writing, transmitted by mail or by facsimile or shall be an electronic transmission, provided the Trustee may, in its discretion, accept directions and instructions given to the Trustee by telephone and will require confirmation in writing ("**Authorized Instructions**"), subject to Section 14.2.

(d) Nothing in this Agreement shall be construed in such a way as to cause the Authorized Party to be considered a fiduciary to the Plan and Trust.

ARTICLE 2
PAYMENTS TO PARTICIPANTS AND BENEFICIARIES.

2.1 Payment Schedule. Employer or Authorized Party shall deliver to Trustee a schedule (the "**Payment Schedule**") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), and that provides other instructions acceptable to Trustee for determining the form in which such amounts are to be paid, and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to Participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall make provision for the reporting and withholding of any Federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by Employer.

2.2 Plan Administration. The entitlement of Participants and their beneficiaries to benefits under the Plan shall be determined by Employer, the Authorized Party or such party as Employer shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. The Trustee shall have no responsibility to determine amounts payable as benefits under the Plan or from the Trust.

2.3 Disputes. If (a) there is any disagreement or dispute in connection with the Trust or the subject matter hereof, including any dispute between the Trustee, the Employer, Authorized Party, or any Participant, or between the Employer, Authorized Party and any Participant or any person not a party to the Trust or (b) there are adverse or inconsistent claims or demands upon the Trustee, or that are inconsistent with instructions to the Trustee, or (c) the Trustee in good faith is in doubt as to what action to take pursuant to the Trust, the Trustee may at its election refuse to comply with any such claims, demands or instructions, or refuse to take any other action pursuant to this Trust until (i) the rights of all parties involved in the dispute have been fully and finally adjudicated by a court of competent jurisdiction or the Trustee has resolved any such doubts to its good faith satisfaction; or (ii) all disputes have been resolved between the parties involved and the

Trustee has received written notice thereof satisfactory to it from all such parties. Without limiting the generality of the foregoing, the Trustee may at its election interplead the subject matter of this Trust Agreement with a court of competent jurisdiction, or commence judicial proceedings for a declaratory judgment, and the Trustee shall be entitled to recover from the Employer or the Trust, both collectively and individually, the Trustee's attorneys' fees, expenses and costs in connection with any such interpleader or declaratory judgment action

2.4 Participant Payments. Employer may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plan and may request reimbursement for such payments upon presentation of appropriate written evidence of payment to Trustee. Employer shall notify Trustee in writing of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Employer shall make the balance of each such payment as it falls due. Trustee shall notify Employer where principal and earnings are not sufficient.

ARTICLE 3
PAYMENTS TO TRUST BENEFICIARY WHEN EMPLOYER IS INSOLVENT

3.1 Insolvency. Trustee shall cease payment of benefits to Participants and their beneficiaries if any Company is Insolvent. A Company shall be considered "**Insolvent**" for purposes of this Trust Agreement if (i) such Company is unable to pay its debts as they become due, or (ii) such Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) such Company is determined to be insolvent by the FDIC, the Federal Reserve, the Ohio Division of Finance or any other federal or state regulatory agency with primary regulatory supervision over such Company.

3.2 Employer Creditors. At all times during the continuance of this Trust, as provided in Section 1.4, the principal and income of the Trust shall be subject to claims of general creditors of each Company under Federal and state law as set forth below.

(a) The Board of Directors and the Chief Executive Officer of Employer shall have the duty to inform Trustee in writing of the entity's Insolvency. If a person claiming to be a creditor of a Company alleges in writing to Trustee that such Company has become Insolvent, Trustee shall make reasonable efforts to determine whether such Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

(b) Unless Trustee has actual knowledge of a Company's Insolvency or has received notice from a Company or a person claiming to be a creditor alleging that a Company is Insolvent, Trustee shall have no duty to inquire whether a Company is Insolvent. Trustee may in all events rely on such evidence concerning a Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning a Company's solvency.

(c) If at any time Trustee has actual knowledge that a Company is Insolvent, Trustee shall discontinue payments to Participants or their beneficiaries and shall hold the

Trust Assets for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(d) Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Article 2 only after Trustee has determined that the applicable Company is not Insolvent (or is no longer Insolvent).

3.3 Payments upon Solvency. Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust under this Article 3 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by a Company in lieu of the payments provided for hereunder during any such period of discontinuance.

ARTICLE 4
PAYMENTS TO EMPLOYER

Except as provided in Sections 2.4 and 13.3, neither any Company, nor the Employer, nor Authorized Party, shall have the right or power to direct Trustee to return to such Company or the Employer or to divert to others any of the Trust Assets before all payments of benefits have been made to Participants and their beneficiaries pursuant to the terms of the Plan.

In the event a Company makes payment of benefits directly to a Participant, the Company may file proof of such payment with the Trustee and request to be reimbursed for such payment. The Trustee shall reimburse the Company for amounts not exceeding the Company's cost of making such Plan payments. The Trustee shall not be obligated to verify the amount of payment beyond receipt of reasonable proof (e.g. cancelled check).

ARTICLE 5
INVESTMENT AUTHORITY

5.1 Directed Trustee. The Employer and the Authorized Party have the power to direct the Trustee in the investment, reinvestment, or disposition of all the Trust Assets and to appoint an investment manager or investment managers to direct the Trustee as to the investment and reinvestment of all or specified portions thereof. Trustee will invest the Trust Assets and dispose of the Trust Assets, only as directed in writing by the Employer, the Authorized Party or a designated investment manager or managers, as applicable. For the avoidance of doubt, the Trustee shall not have any responsibility as to the selection, monitoring, disposition and removal of investments of Trust Assets or the selection, appointment, monitoring and removal of any investment managers, if any.

Employer will have complete discretion with respect to the investment of the Trust Assets, and no

Plan participant shall have any right to direct Trustee as to the investment of the Trust Assets. Furthermore, the Trustee shall not be liable for any action taken or omitted by it pursuant to the directions of the Employer or Authorized Party, or in the absence of such direction. All rights associated with the Trust Assets shall be exercised by the Employer or an investment manager, whichever has investment discretion over a particular asset, and shall in no event be exercisable by the Trustee or by or at the discretion of Plan participants. Trustee shall have no discretionary

investment duties with respect to the Trust and shall not be responsible or liable for any reduction of value of any securities or other property held by the Trust.

5.2 No Employer Securities Investments. In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Employer, other than de minimis amount held in common investment vehicles in which the Trustee invests.

5.3 Exercise of Rights. All rights associated with Trust Assets shall be exercised by the Trustee or the person designated by Trustee, as directed by the Employer or Authorized Party, and shall in no event be exercisable by or rest with Plan participants. All voting rights with respect to the Trust Assets will be exercised by the Employer.

5.4 Income Reinvestment. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

ARTICLE 6
ACCOUNTING BY TRUSTEE

6.1 Accounting. Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and other transactions required to be made, including such specific records as shall be agreed upon in writing between Employer, Authorized Party and Trustee. After the close of each calendar year and following the removal or resignation of a Trustee, Trustee shall deliver to Employer a written account of the Trust for such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

6.2 Accounting Records. All accounts, books, and records relating to the Trust shall be made available to the Employer upon reasonable request, provided that any cost associated with the production of documentation shall be solely at the expense of the Employer. All such accounts, books and records shall be preserved for such period as Trustee may determine consistent with applicable law.

6.3 Transition Assistance. In the event of removal or resignation of the Trustee, Trustee shall deliver to the successor trustee all records which shall be required by the successor trustee to enable it to carry out the provisions of this Trust agreement.

6.4 Tax Reports. Employer shall prepare and the Trustee shall file such tax reports and other returns as the Employer may from time to time direct in writing.

ARTICLE 7
RESPONSIBILITIES OF TRUSTEE

7.1 Limitation of Trustee Liability. Trustee shall exercise the judgment and care under the circumstances then prevailing of a prudent person acting in a like capacity and familiar with such matters, considering the purposes, provisions, and distribution requirements of the Trust, provided, however, that Trustee shall incur no liability to any person for any action taken or omission to take any action pursuant to a direction, request, or approval given by Employer or Authorized Party which is contemplated by, and in conformity with, the terms of this Agreement and is given by Employer or Authorized Party. In the event of a dispute between Employer or Authorized Party and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

7.2 Indemnification of Trustee. If Trustee undertakes or defends any litigation arising in connection with this Trust, Employer agrees to indemnify Trustee against Trustee's costs, expenses, and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Employer does not pay such costs, expenses, and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

7.3 Legal Counsel. If Trustee obtains prior approval, which shall not be unreasonably withheld, Trustee may consult with legal counsel (who may also be counsel for Employer generally) with respect to any of its duties or obligations hereunder and shall be fully protected in acting or refraining from acting in reliance upon the written advice of legal counsel. The fees and expenses of such counsel shall be paid by the Employer, provided that if the Employer fails to pay or promptly reimburse the Trustee for such fees and expenses, the Trustee shall be reimbursed by the Trust.

7.4 Trustee Powers. To the extent necessary or which it deems appropriate to implement its powers under this Agreement or otherwise to fulfill any of its duties and responsibilities as Trustee, the Trustee shall have the following additional powers and authority:

(a) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

(b) To deposit cash in any depository account;

(c) To hold any part of the assets of the Trust in cash for a reasonable period of time without liability for interest, pending investment thereof or the payment of expenses or making of distributions therewith, notwithstanding the Trustee's receipt of "float" from such un-invested cash, including without limitation the return on such overnight investment as the Trustee shall utilize for the investment of un-invested cash;

(d) As directed by the Employer or Authorized Party, to (i) vote either in person or by general or limited proxy, or refrain from voting any corporate securities for any purpose and (ii) exercise or sell any subscription or conversion rights; consent to and join in or oppose

any voting trusts, reorganizations, consolidations, mergers, foreclosures and liquidations and in connection therewith to deposit securities and accept and hold other property received therefor;

(e) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement;

(f) To sell at public or private sale, contract to sell, convey, exchange, transfer and otherwise deal with the Trust Assets in accordance with industry practice, and to sell put and covered call options from time to time; the Employer acknowledges that the Trustee may reverse any credits made to the Trust Assets by the Trustee prior to receipt of payment in the event payment is not received; and

(g) To engage third-party services providers (including, but not limited to, attorneys, auditors, depositories, and sub-custodians) to assist Trustee in performing its obligations under this Agreement, including any service provider that is affiliated with the Trustee.

(h) Generally, to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

7.5 Insurance Policies. If an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee or Trustee, or to loan to any person the proceeds of any borrowing against such policy.

7.6 Limitation on Trustee Powers. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Treas. Reg. Section 301.7701-2.

7.7 Top-Hat Notice. Trustee shall have no responsibility for the filing of any top-hat notice in accordance with the Department of Labor's Regulation Section 2520.104-23 or any applicable tax filing if the Employer fails to file such notice.

ARTICLE 8
COMPENSATION AND EXPENSES OF TRUSTEE

Employer shall pay all administrative expenses of the Trust and Trustee's fees and expenses as mutually agreed upon in the fee schedule attached hereto as Exhibit A. If not so paid, the fees and expenses shall be paid from the Trust.

ARTICLE 9
MUTUAL FUND FEES, TRADING RESTRICTIONS AND INFORMATION REQUESTS

9.1 Participant Information - Employer authorizes and directs the Authorized Party to provide Trustee with Plan participant information required to comply with SEC rules and regulations including, but not limited to, participants' names and social security numbers, information relative to any investment professional associated with the Trust and transaction history. Trustee will maintain all such information and documentation in confidence and utilize it only for the purpose of performing its obligations under agreements with a registered investment company or its agent (collectively "**Fund**").

9.2 Confidentiality. The Trustee will implement commercially reasonable administrative, technical and physical safeguards designed to: (i) ensure the security and confidentiality of the Employer's Confidential Information; (ii) protect against any anticipated threats or hazards to the security or integrity of the Employer's Confidential Information; and (iii) protect against unauthorized access to or use of the Employer's Confidential Information. Confidential Information" means all business or technical information disclosed by Employer to Trustee in connection with the Agreement. Employer Confidential Information includes all business or financial information of Employer as well as the terms of the Agreement. Trustee shall be obligated to preserve the confidentiality of any information that: (a) was previously known; (b) is a matter of public knowledge; (c) was or is independently developed without reference to or use of the Employer's Confidential Information; (d) is released for disclosure with the Employer's written consent; or (e) is received from a third party to whom it was disclosed by the Employer without restriction.

9.3 Trading Restrictions - Employer authorizes Trustee to restrict the trading activity of the Employer with respect to participants where such activity is identified by any Fund as having violated policies established by the Fund for eliminating and reducing any dilution of the value of the Fund. Such trading restrictions and redemption fees are disclosed on the Plan's recordkeeper's website or in such other information available from the Plan's recordkeeper or the Fund.

9.4 Mutual Fund Revenue Payments - Employer agrees the Authorized Party will be responsible for directing and communicating the collection and remittance of mutual fund revenue payments, if any. Employer represents and warrants that it has delivered written instructions to the Authorized Party regarding the collection and remittance of mutual fund revenue payments.

ARTICLE 10
TRUSTEE SUCCESSION

10.1 Trustee Right of Resignation. Trustee may resign at any time by written notice to Employer, which shall be effective 60 days after receipt of such notice unless Employer and Trustee agree otherwise.

10.2 Removal of Trustee. Trustee may be removed by Employer on 60 days' notice or upon shorter notice accepted by Trustee.

10.3 Termination Procedures. Upon resignation or removal of Trustee, the Employer shall appoint a successor trustee by delivery to the Trustee of a written instrument executed by the Employer appointing the successor trustee and a written instrument executed by the successor trustee accepting the appointment, whereupon the Trustee shall deliver the Trust Assets to the successor trustee; provided that if the Employer fails to appoint a successor trustee, the chief executive officer of the Employer (or in the event that the Employer does not have a chief executive officer, such other comparable officer) shall automatically become the successor trustee and, in such event, the Trustee shall remain the custodian of the assets.

10.4 Trustee Payment. The Trustee shall be entitled to payment from the Trust for all reasonable and outstanding and accrued charges against the Trust Fund.

ARTICLE 11
INDEMNIFICATION

The Employer shall indemnify the Trustee against, and agree to hold Trustee harmless from all liabilities, damages and costs (including reasonable attorneys' fees and expenses), relating to or arising out of the performance of the Trustee's obligations under this Agreement, except to the extent such liabilities, damages and costs arise from the Trustee's material breach of this Agreement, negligence, or willful misconduct.

ARTICLE 12
SECTION 409A COMPLIANCE

Trustee shall have no obligation to determine whether this Agreement or a payment hereunder complies with Section 409A of the Code or continues to comply with Section 409A of the Code. If any provision of this Agreement shall cause any amounts payable under the Plan to be subject to additional taxes and interest under Section 409A of the Code, such provision shall be ineffective without invalidating the remaining provisions hereof. Notwithstanding any provisions of the Trust or the Plan to the contrary: (i) this Trust agreement and the Plan are intended to comply with Section 409A of the Code and the guidance issued thereunder, and shall be interpreted and construed accordingly; (ii) the Trust Assets shall not be restricted in a manner that would result in a transfer of property under Section 409A(b)(2) or (3) of the Code; and (iii) no contribution to the Trust may be made during any "restricted period" within the meaning of Section 409A(b)(3) of the Code; provided, however, to the extent a contribution is made during any such restricted period, Trustee shall immediately return such contribution to the Employer upon written notice thereof from the Employer and take any other action requested by the Employer that is necessary or advisable to avoid a violation of Section 409A(b)(3) of the Code. Employer shall notify Trustee in writing of the commencement of a restricted period. Trustee shall have no duty to inquire as to the existence of a change in the employer's financial health and/or a restricted period.

ARTICLE 13
AMENDMENT OR TERMINATION

13.1 Amendment. This Trust Agreement may be amended by a written instrument executed by Trustee and Employer or in the manner set forth below. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

13.2 Amendment by Trustee. Trustee may at any time or times amend this Agreement in whole or in part by instrument in writing delivered to the Employer and effective upon the date therein provided; provided, however, that no amendment to this Agreement shall place any greater burden on Employer without Employer's written consent.

13.3 Termination of Trust. The Trust shall not terminate until the date on which all Participants and beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Employer.

ARTICLE 14
MISCELLANEOUS

14.1 Marijuana Related Business. The Employer represents and warrants that (i) it is not currently a Marijuana Related Business (as defined herein) and (ii) the Employer will notify Trustee within thirty (30) business days of becoming a Marijuana Related Business. Failure to notify Trustee of the Employer's status as a Marijuana Related Business will be deemed to be a material breach of this Agreement. "**Marijuana Related Business**" means any business that (i) directly "manufactures, distributes or dispenses" marijuana, as prohibited under federal law pursuant to the Controlled Substances Act ("**Marijuana Activities**"), notwithstanding that the business may be licensed under applicable state laws or (ii) derives a majority of its revenue, i.e. fifty-one percent or more, from aiding or supporting Marijuana Activities. For the avoidance of doubt, the phrase "manufactures, distributes or dispenses" shall include, without limitation, the following activities: cultivating, dispensing, distribution, growing, harvesting, packaging, planting, processing, retailing, storing, testing, transporting, and wholesaling.

14.2 Format of Directions. Notwithstanding any other provision of this Agreement, directions or instructions and other communications provided under this Agreement may be given to the Trustee in writing, by letter, telex, SWIFT or other electronic or electro-mechanical means deemed acceptable by the Trustee, subject to such additional terms and conditions as the Trustee may require. In its sole discretion, the Trustee may, but shall not be required to, accept instructions, directions or other communications given to the Trustee by telephone. Any instructions, directions or other communications given to the Trustee by telephone shall promptly thereafter be confirmed in writing, but the Trustee will incur no liability for the Employer's failure or Authorized Party's failure, to send such written confirmation or for the failure of any such written confirmation to conform to the telephonic instruction received by the Trustee. In the event of a conflict between instructions, directions or other communications given to the Trustee by telephone and instructions, directions or other communications given in writing, the written instrument shall prevail, except to the extent that the Trustee has acted in good faith on the telephone instructions and the action taken cannot reasonably be reversed, withdrawn or corrected without loss or expense to the Trustee.

14.3 Severability. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

14.4 Anti-Alienation of Trust Assets. Benefits payable to Participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

14.5 Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.6 Restrictions on Asset Transfer. Employer and Trustee agree that no Trust Assets shall be located or transferred outside the United States.

14.7 Entire Agreement. This Agreement constitutes the entire agreement with respect to the matters dealt with herein, and supersede all previous agreements, whether oral or written, and documents with respect to such matters.

14.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument and may be sufficiently evidenced by one set of counterparts.

14.9 Binding Agreement. This Agreement will bind, and inure to the benefit of the Employer, Trustee and their respective successors and assigns.

14.10 Independent Contractor. Trustee is an independent contractor. Neither Trustee nor any of its representatives are an employee, partner or joint venturer of Employer.

ARTICLE 15
EFFECTIVE DATE

This Trust Agreement shall become effective as of Sept. 1, 2022, or if no date is specified upon execution hereof.

IN WITNESS WHEREOF, the Employer and the Trustee have caused this Agreement to be signed by their duly authorized officers or representatives as of the day first written above.

Peoples Bancorp Inc.

By: Kathryn Bailey
Name: Kathryn Bailey
Title: EVP, CFO

RELIANCE TRUST COMPANY

By: Asad Mirza
Name: Asad Mirza
Title: Trust Officer